EXHIBIT 10.1

                               1997 INCENTIVE PLAN

                                       OF

                       INNOVATIVE VALVE TECHNOLOGIES, INC.

            1. ESTABLISHMENT OF THIS PLAN. Innovative Valve Technologies, Inc., a Delaware corporation (the "Company"), hereby establishes this 1997 Incentive Plan of Innovative Valve Technologies, Inc. (this "Plan") effective as of March 6, 1997. References in this Plan to "Paragraphs" are to Paragraphs of this Plan.

            2. DEFINITIONS. As used in this Plan, the following terms have the following respective meanings:

            "Annual Director Award Date" means, for each calendar year beginning on or after the IPO Closing Date, the first business day of the month next succeeding the date on which the Annual Meeting is held in that year.

            "Annual Meeting" means the annual meeting of the stockholders of the Company which is held pursuant to Section 211(b) of the Delaware General Corporation Law.

            "Authorized Officer" means the CEO (or any other senior officer of the Company to whom the CEO delegates, by written notice to the Committee of that delegation, authority to execute any Award Agreement).

            "Award" means an Employee Award, a Director Award or an Independent Contractor Award.

            "Award Agreement" means any Employee Award Agreement, Director Award Agreement or Independent Contractor Award Agreement.

            "Board" means the Board of Directors of the Company.

            "Cash Award" means an award denominated in cash.

            "CEO" means at any time the chief executive officer of the Company at that time.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

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            "Committee" means the Compensation Committee of the Board or any other committee of the Board which the Board designates by a written resolution to administer this Plan.

            "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

            "Company" means Innovative Valve Technologies, Inc., a Delaware corporation.

            "Director" means an individual serving as a member of the Board.

            "Director Award" means the grant under this Plan of a Director Option or Director Restricted Stock.

            "Director Award Agreement" means a written agreement between the Company and a Participant who is a Nonemployee Director which sets forth the terms, conditions and limitations applicable to a Director Award granted to that Nonemployee Director.

            "Director Options" means Nonqualified Options granted to Nonemployee Directors pursuant to and in accordance with Paragraph 9(b).

            "Director Restricted Stock" means Common Stock granted to Nonemployee Directors pursuant to and in accordance with Paragraph 9(c).

            "Disability" of a Nonemployee Director means the Nonemployee Director is unable to perform the duties of a member of the Board for a continuous period of more than 90 days by reason of any medically determinable physical or mental impairment.

            "Dividend Equivalents" means, with respect to shares of Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period applicable to those shares on a like number of shares of Common Stock.

            "Employee" means any salaried employee of the Company or any of its Subsidiaries.

            "Employee Award" means the grant under this Plan of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Employee on such terms and subject to such conditions and limitations as the Committee may establish consistent with the terms of this Plan.

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            "Employee Award Agreement" means a written agreement between the
      Company and a Participant who is an Employee which sets forth the terms, conditions and limitations applicable to an Employee Award granted to that Employee.

            "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for that date, on the last preceding date for which those quotations are available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated, or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

            "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

            "Independent Contractor" means a person providing services to the Company or any of its Subsidiaries otherwise than in his capacity as an Employee or a Nonemployee Director.

            "Independent Contractor Award" means the grant under this Plan of any Nonqualified Stock Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem with any other Award, to a Participant who is an Independent Contractor on such terms and subject to such conditions and limitations as the Committee may establish consistent with the terms of this Plan.

            "Independent Contractor Award Agreement" means a written agreement between the Company and a Participant who is an Independent Contractor which sets forth the terms, conditions and limitations applicable to an Independent Contractor Award granted to that Independent Contractor.

            "IPO" means the first time a registration statement filed under the Securities Act of 1933 and respecting an underwritten primary offering by the Company of shares of Common Stock is declared effective under that Act and the shares registered by that registration statement are issued and sold by the Company (otherwise than pursuant to the exercise of any overallotment option).

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            "IPO Closing Date" means the date on which the Company first receives payment for the shares of Common Stock it sells in the IPO.

            "Merger Agreement" means the Agreement and Plan of Merger dated as of June 27, 1997, as amended, to which the Company and SSI are parties.

            "Merger Effective Time" means the time as of which the merger of a Subsidiary with and into SSI pursuant to the Merger Agreement becomes effective.

            "Nonemployee Director" has the meaning set forth in Paragraph 4(b).

            "Nonqualified Option" means an Option that is not an Incentive
      Option.

            "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

            "Participant" means an Employee, Director or Independent Contractor to whom an Award has been made under this Plan.

            "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee or Independent Contractor the earning of which is subject to the attainment of one or more Performance Goals.

            "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Award will be earned.

            "Restricted Stock" means any Common Stock whose transfer is restricted or which is subject to forfeiture provisions as provided in the Award Agreement relating thereto.

            "Restriction Period" means a period of time beginning as of the effective date as of which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or subject to forfeiture provisions.

            "SSI" means The Safe Seal Company, Inc., a Texas corporation.

            "SSI Options" means the options and warrant to purchase shares of SSI common stock which have been granted by SSI and are outstanding immediately prior to the Merger Effective Time.

            "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares

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      of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

            "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

            "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation which have the right to vote generally on matters submitted to a vote of the stockholders of that corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

            3. OBJECTIVES. The Company has designed this Plan (i) to attract and retain key Employees, qualified Nonemployee Directors and Independent Contractors, (ii) to encourage the sense of proprietorship of these persons in the Company and (iii) to stimulate the active interest of these persons in the development and financial success of the Company and its Subsidiaries by making Awards under this Plan.

            4. ELIGIBILITY. (a) EMPLOYEES. Key Employees eligible for Employee Awards are those assigned or to be assigned positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

            (b) DIRECTORS. Directors eligible for Director Awards are those Directors who are not employees of the Company or any of its Subsidiaries ("Nonemployee Directors").

            (c) INDEPENDENT CONTRACTORS. Independent Contractors eligible for Independent Contractor Awards are those Independent Contractors providing services to, or who will provide services to, the Company or any of its Subsidiaries.

            5. COMMON STOCK AVAILABLE FOR AWARDS. Subject to the provisions of Paragraph 15, there will be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of the greater of (i) 1,500,000 shares of Common Stock or (ii) 15% of the number of shares of Stock issued and outstanding on the last day of each calendar quarter, of which an aggregate of not more than 250,000 shares will be available for Director Awards. No more than 1,500,000 shares of Common Stock will be used for Awards of Incentive Options. The number of shares of Common Stock which are the subject of Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for a consideration that does

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not involve Common Stock will again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company will from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

            6. ADMINISTRATION. (a) The Committee will administer this Plan.

            (b) Subject to the provisions hereof, the Committee will have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee also will have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of any Employee Award or Independent Contractor Award, accelerate the vesting or exercisability of any Employee Award or Independent Contractor Award, eliminate or make less restrictive any restrictions contained in any Employee Award or Independent Contractor Award, waive any restriction or other provision of this Plan or any Employee Award or Independent Contractor Award or otherwise amend or modify any Employee Award or Independent Contractor Award in any manner that is either (i) not adverse to the Participant to whom that Employee Award or Independent Contractor Award was granted or (ii) consented to in writing by that Participant. The Committee may grant an Employee Award to any individual who has agreed in writing to become an Employee within six months after the date of that agreement, provided that the effectiveness of that Award will be subject to the condition that the individual actually becomes an Employee within that time period. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Employee Award or Independent Contractor Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned.

            (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 will be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

            7. DELEGATION OF AUTHORITY. The Committee may delegate to the CEO and to other senior officers of the Company its duties under this Plan on such terms and subject to such conditions or limitations as the Committee may establish.

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            8. EMPLOYEE AND INDEPENDENT CONTRACTOR AWARDS. (a) The Committee
will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards. Each Employee Award will be evidenced by an Employee Award Agreement containing such terms, conditions and limitations as the Committee determines in its sole discretion and signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 8(a) and may be granted singly or in combination or tandem with other Employee Awards. Employee Awards also may be made in combination or tandem with, in replace ment of or as alternatives to grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards on the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as set forth in the applicable Employee Award Agreement.

            (i) STOCK OPTION. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. Unless the Committee specifies otherwise in the case of any Nonqualified Option, the price at which any share of Common Stock may be purchased on the exercise of any Option will be not less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option, and the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable.

            (ii) STOCK APPRECIATION RIGHT. An Employee Award may be in the form of an SAR. The Committee will determine the terms, conditions and limitations applicable to each SAR awarded pursuant to this Plan, including its term and the date or dates on which it becomes exercisable.

            (iii) STOCK AWARD. An Employee Award may be in the form of a Stock Award. The Committee will determine the terms, conditions and limitations applicable to each Stock Award granted pursuant to this Plan.

            (iv) CASH AWARD. An Employee Award may be in the form of a Cash Award. The Committee will determine the terms, conditions and limitations applicable to each Cash Award granted pursuant to this Plan.

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            (v) PERFORMANCE AWARD. Without limiting the type or number of
      Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (A) 90 days after the commencement of the period of service to which the Performance Goal relates or (B) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more business criteria, including, but not limited to, those that apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company, or the Company as a whole, and may include one or more of the following: increased revenue, net income, stock price, market share, earnings per share, return on equity, return on assets or decrease in costs. Unless otherwise stated, a Performance Goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(e)(2)(i) or any successor law or regulation, and the Committee in establishing such goals and interpreting the Plan will be guided by those provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that the applicable Performance Goals were, in fact, satisfied. Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards.

            (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations will apply to each Employee Award:

            (i) no Participant may be granted, during any one-year period, Employee Awards consisting of Options or SARs that are exercisable for more than 300,000 shares of Common Stock, exclusive of Options into which the SSI Options are converted as contemplated by Paragraph 8(d);

            (ii) no Participant may be granted, during any one-year period, Stock Awards covering or relating to more than 10,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock-based Awards Limitations"); and

            (iii) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such

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      shares) in respect of any one-year period having a value determined on the date of grant in excess of $1,000,000.

            (c) The Committee will have the sole responsibility and authority to determine the type or types of Independent Contractor Awards to be made and may make any such Awards as could be made to an Employee, other than Awards consisting of Incentive Options, but the Stock- based Awards Limitations will not apply to Independent Contractor Awards.

            (d) The SSI Options outstanding immediately prior to the Merger Effective Time automatically will be converted into Nonqualified Options at the Merger Effective Time as provided in Schedule 2(D) to the Merger Agreement.

            9. DIRECTOR AWARDS. (a) Each Nonemployee Director will be granted Director Awards in accordance with this Paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. Notwithstanding anything to the contrary contained herein, Director Awards will not be made in any year in which a sufficient number of shares of Common Stock are not available under this Plan to make those Director Awards under this Plan.

            (b) DIRECTOR OPTIONS. On the IPO Closing Date, each Nonemployee Director will be automatically awarded a Director Option that provides for the purchase of 10,000 shares of Common Stock. In addition, on each Annual Director Award Date, each Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 5,000 shares of Common Stock. Any individual who first becomes a Nonemployee Director after the IPO Closing Date otherwise than by election at an Annual Meeting automatically will be granted, on the date of his or her election, a Director Option that provides for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (i) 10,000 and (ii) a fraction the numerator of which is the number of days between the election of that Nonemployee Director and the next scheduled Annual Director Award Date (or, if that date has not been scheduled, the first anniversary of the immediately preceding Annual Director Award Date, if any; provided, that for purposes of any Director Options awarded prior to the scheduling of the 1998 Annual Meeting, September 1, 1997 will be the initial Annual Director Award Date) and the denominator of which is 365. Each Director Option will have a term of seven years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to each Director Option granted on the IPO Closing Date will be the initial price to the public per share of the Common Stock as set forth on the cover page of the final prospectus for the IPO. The purchase price of each share of Common Stock subject to any other Director Option will be equal to the Fair Market Value of a share of the Common Stock on the date of grant of that Director Option. All Director Options will vest and become exercisable in increments of one-third of the total number of shares of Common Stock which are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock which are subject thereto on the third anniversary of the date of grant. Any Nonemployee Director who

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resigns as a Director without the consent of a majority of the other Directors will forfeit all his then unexercisable Director Options. The Board may determine, at its discretion, to increase the number of shares of Common Stock to be subject to Director Options granted on any subsequent Annual Director Award Date to not more than 15,000 shares. Each Award of Director Options will be evidenced by a Director Award Agreement containing the terms, conditions and limitations set forth above and signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

            (c) DIRECTOR RESTRICTED STOCK. Prior to the Annual Director Award Date in each year, beginning in 1998, a Nonemployee Director may elect to receive either 50% or 100% (the percentage so elected being the "Elected Percentage") of the Director's fees (including both annual retainer fees, if any, and meeting fees) the Company otherwise would pay in cash to the Nonemployee Director for his service as a Director during the period from and including that Annual Director Award Date to and excluding the next succeeding Annual Director Award Date (the "Service Period") in the form of the number of shares of Director Restricted Stock (rounded up to the nearest whole number) which equals the quotient of (i) the product of (A) the total amount of those Director's fees multiplied by (B) the Elected Percentage, divided by (ii) the Fair Market Value of a share of Common Stock on the first day of that Service Period. Each annual election made by a Nonemployee Director pursuant to this Paragraph 9(c) will (i) take the form of a written document signed by the Nonemployee Director and filed with the Secretary of the Company and (ii) designate the Elected Percentage of the cash fees the Nonemployee Director elects to forego in the next Service Period in exchange for Director Restricted Stock. An Award of Director Restricted Stock at the election of a Nonemployee Director for any Service Period will be effective on the last day of that Service Period. Each Award of Director Restricted Stock will be evidenced by a Director Award Agreement containing the terms, conditions and limitations set forth above and signed by the Participant to whom the Director Restricted Stock is granted and by an Authorized Officer for and on behalf of the Company.

            10. PAYMENT OF AWARDS. (a) GENERAL. Payment of Employee Awards or Independent Contractor Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee may determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award or Independent Contractor Award is made in the form of shares of Restricted Stock, the applicable Award Agreement relating to those shares will specify whether they are to be issued at the beginning or end of their Restriction Period. If shares of Restricted Stock are to be issued at the beginning of their Restriction Period, the certificates evidencing those shares (to the extent that those shares are so evidenced) will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. If shares of Restricted Stock are to be issued at the end of their Restricted Period, the right to receive those shares will be evidenced by book entry registration or in such other manner as the Committee may determine.

            (b) DEFERRAL. With the approval of the Committee, amounts payable in respect of Employee Awards or Independent Contractor Awards may be deferred and paid either in the form

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of installments or as a lump-sum payment. The Committee may permit selected
Participants to elect to defer payments of some or all types of Employee Awards or Independent Contractor Awards in accordance with procedures the Committee establishes. Any deferred payment of an Employee Award or Independent Contractor Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

            (c) DIVIDENDS AND INTEREST. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award or Independent Contractor Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards or Independent Contractor Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

            (d) SUBSTITUTION OF AWARDS. At the discretion of the Committee, a Participant who is an Employee or Independent Contractor may be offered an election to substitute any Employee Award or Independent Contractor Award for another Employee Award or Independent Contractor Award or Employee Awards or Independent Contractor Awards of the same or a different type.

            11. STOCK OPTION EXERCISE. The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase those shares by means of tendering Common Stock or surrendering another Award, including shares of Restricted Stock or Director Restricted Stock, valued at their Fair Market Value per share on the date of exercise, or any combination thereof. The Committee will determine acceptable methods for Participants who are Employees or Independent Contractors to tender Common Stock or other Employee Awards or Independent Contractor Awards; provided, that any Common Stock that is or was the subject of an Employee Award or Independent Contractor Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of Employee Awards or Independent Contractor Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award or Independent Contractor Award. Unless otherwise provided in the applicable Award Agreement, if shares of Restricted Stock are tendered as consideration for the exercise of an Option, the number of the shares issued on the exercise of the Option which equals the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefor will be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as to any additional restrictions the Committee may impose.

            12. TAXES. The Company will have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, or at the time otherwise required by applicable law, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to

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satisfy all obligations for withholding of those taxes. The Committee may permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant who is an Employee or Independent Contractor to permit the payment of taxes required by law.

            13. AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the consent of that Participant.

            14. ASSIGNABILITY. Unless otherwise determined by the Committee and provided in the applicable Award Agreement, no Award or any other benefit under this Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in any Award Agreement other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 14 will be null and void.

            15. ADJUSTMENTS. (a) The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

            (b) If any subdivision, split or combination of outstanding shares of Common Stock, or any declaration of a dividend payable in shares of Common Stock, occurs, then, except with respect to the Awards outstanding immediately prior to the Closing Date and consisting of Options, (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards,
(iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to Paragraph 9(b), (vi) the number of shares of Restricted Stock automatically granted pursuant to Paragraph 9(c) and (vii) the Stock-based Awards Limitations each will be proportionately adjusted by the Board to reflect the consequences of that occurrence. If any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another

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
corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends) occurs, the Board will make appropriate adjustments to the amounts or other items referred to in clauses (ii), (iii), (iv), (v), (vi) and (vii) of the preceding sentence to give effect to that transaction; provided, that such adjustments will be only those as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of those Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board will be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

            16. RESTRICTIONS. No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.

            17. UNFUNDED PLAN. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan will be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will this Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely on any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that may be created by this Plan.

            18. GOVERNING LAW. This Plan and all determinations made and actions taken pur suant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.

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